EXHIBIT 10.26

EXECUTIVE EMPLOYMENT AGREEMENT

CAMERON REYNOLDS

This Employment Agreement ("Agreement") is dated January 01, 2015 (“Execution Date”) and made effective as of January 01, 2015 (“Effective Date”) between VolitionRx Limited, a Delaware corporation ("Company"), and Cameron Reynolds ("Executive"). The Company and Executive are sometimes referred to herein individually as a “Party” and collectively as the “Parties.

WITNESSETH:

WHEREAS, Executive has been a duly appointed as the Chief Executive Officer of the Company by the Company’s Board of Directors and Executive has accepted such appointment; and

WHEREAS, the Company desires that Executive be retained by the Company, and render services to the Company, and Executive is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein in consideration for, among other things, the Company’s agreement to provide Executive with Confidential Information pursuant to the terms of this Agreement, and Executive’s receipt of Confidential Information pursuant to a relationship of trust and confidence and under conditions of confidentiality and non-use and non-disclosure.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Executive and Executive agrees to be employed by the Company, for the period set forth in paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in paragraph 3 hereof.

2.

TERM. Executive’s employment under this Agreement shall commence as of the Effective Date hereof and shall continue for an initial term of three (3) years. Upon the expiration of the initial term, this Agreement shall be automatically extended for successive periods of two (2) years (together the “Employment Term”).

3.

DUTIES.

(a)

Executive shall serve as the Chief Executive Officer (“CEO”) of the Company, reporting directly to the Board of Directors of the Company (the “Board”). Executive shall be responsible for the management and running of the day-to-day operations of the Company and shall focus his time and energy in the business development, sales, and marketing for the Company (the “Services”). Executive agrees to devote Executive’s primary business time, attention, skills, and best efforts to the performance of the Services.

(b)

Executive shall perform all duties and services incident to the positions held by him. The Company retains the right, by unanimous decision of the Board, to change Executive's title and duties, as may be determined to be in the best interests of the Company; provided, however, that any such change in Executive's duties shall be consistent with Executive's training, experience, and qualifications.

(c)

Executive agrees to abide by all bylaws and policies of the Company, promulgated from time to time by the Company, as well as all state and federal laws, statutes and regulations.

4.

BEST EFFORTS. Executive agrees to devote his best efforts and attention, as well as his energies and skill, to the performance of the Services and the discharge of the duties and responsibilities attributable to his position.

5.

COMPENSATION. The Company will pay Executive the following compensation for his services under this Agreement:

(a)

Salary. Executive's initial base salary shall be Fifty Four Thousand Pounds Sterling (£54,000 GBP) per year ("Initial Base Salary"), which shall increase to One Hundred and Twenty Thousand Pounds Sterling (£120,000 GBP) per year (“Base Salary”) commencing the month following the up-listing of the Company to the NYSE MKT or NASDAQ. The Initial Base Salary and Base Salary (together the “Salary”) shall be payable in equal monthly instalments in Pounds Sterling in accordance with the Company's standard payroll practices and policies for executive officers. The Salary shall be reviewed annually and any increases will be approved by the Board of Directors, Compensation Committee.

(b)

Bonus.

Executive shall receive a bonus of two thousand five hundred pounds sterling (£2,500 GBP) on the Effective Date.

(c)

Incentive Plan. Executive shall also be eligible to participate in the Company’s annual incentive plan for executives. The criteria for determining the amount of the bonus, and the conditions that must be satisfied to entitle Executive to receive the bonus for any year during the term of this Agreement shall be determined, in their sole discretion, by the Company’s Board of Directors or its Compensation Committee.

6.

EXPENSES.

(a)

Reimbursement. Executive shall be reimbursed for all business expenses incurred by him in connection with the performance of the Services under this Agreement, subject to the production of receipts or other appropriate evidence of payment. In claiming expenses the Executive shall comply with the Company’s Travel and Expenses Policy or any other Expenses Policies implemented by the Company (as amended from time to time) a copy of which will be provided. The reimbursement of any such expense that is includible in gross income for federal income tax purposes shall be paid no later than the end of the calendar month following the calendar month in which the expense was incurred.

7.

EXECUTIVE BENEFITS.

(a)

Benefits. During the Employment Term, Executive shall be entitled to participate in such group term insurance, disability insurance, health and medical insurance benefits, life insurance and retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company; provided that Executive shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only to the extent former employees are eligible to participate in such arrangements pursuant to the terms of the arrangement, any insurance policy associated therewith and applicable law, and, further, shall be entitled to benefits only in accordance with the terms and conditions of such plans. The Company may withhold from any benefits payable to Executive all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation.

(b)

Vacation. Executive shall be entitled to 4 weeks paid vacation in accordance with the Company’s policies, as may be established from time to time by the Company for its executive staff, which shall be taken at such time or times as shall be mutually agreed upon by the Parties. Vacation time shall accrue if unused during the fiscal year.

(c)

Apartment. Executive shall be entitled to the use of a residential apartment in Namur, Belgium, as leased by the Company from time to time, for the Employment Term.

(d)

Directors' and Officers' Insurance. Effective as of the up-listing of the Company to the NYSE MKT or NASDAQ, the Company shall take all reasonable steps to ensure that Executive has been provided with adequate coverage under a directors' and officers' liability insurance policy.

8.

DEATH AND DISABILITY.

(a)

Death. The Employment Term shall terminate on the date of Executive’s death, in which event the Company shall, within 30 days of the date of death, pay to his estate, Executive’s Salary, reimbursable expenses and benefits owing to Executive through the date of Executive’s death together with any benefits payable under any life insurance program in which Executive is a participant.

(b)

Disability. The Employment Term shall terminate upon Executive’s Disability. For purposes of this Agreement, “Disability” shall mean that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The existence of a Disability shall be determined by the Board in good faith. In case of such termination, Executive shall be entitled to receive his Salary, reimbursable expenses and benefits owing to Executive through the date of termination within 30 days of the date of the Company’s determination of Executive’s Disability, together with any benefits payable under any disability insurance program in which Executive is a participant. Except as otherwise contemplated by this Agreement, Executive will not be entitled to any other compensation upon termination of his employment pursuant to this subparagraph 8(b).

9.

TERMINATION OF EMPLOYMENT.

(a)

Termination “With Cause” By Company. The Company may terminate this Agreement at any time during the Employment Period for “Cause” upon written notice to Executive, upon which termination shall be effective immediately. For purposes of this Agreement, “Cause” means the following:

i.

Conviction of felony theft or embezzlement from the Company; or

ii.

The conviction for any major felony involving moral turpitude that reflects adversely upon the standing of the Company in the community.

(b)

Termination Without Cause By Company. The Company may terminate this Agreement at any time during the Employment Period without “Cause” either (i) upon six (6) months written notice to Executive; or (ii) if less than six (6) months written notice then subject to the payment of a lump sum equal to the balance of the Executive’s salary that would otherwise have been received between the date of termination and the completion of the six (6) month notice period.

(c)

Termination By Executive. Executive may terminate this Agreement at any time by providing the Company six (6) months written notice, with or without “Good Reason.”

(d)

Compensation upon Termination. In the event that the Company terminates the Executive’s employment hereunder due to a Termination “for cause,” the Executive shall be entitled to any Salary, reimbursable expenses and benefits owing to Executive through the day on which Executive is terminated plus 90 days. Except as otherwise contemplated by this Agreement, Executive will not be entitled to any other compensation upon termination “for cause” of this Agreement. If Executive is terminated “without cause” or if this Agreement is terminated by Executive, Executive is entitled any Salary, reimbursable expenses and benefits owing to Executive through the day on which Executive is terminated plus 90 days.

10.

DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION.

(a)

Executive acknowledges that he is prohibited from disclosing any confidential information about the Company, including but not limited trade secrets, formulas, and financial information, to any party who is not a director, officer or authorized agent of the Company or its subsidiaries and affiliates. The Company will provide Executive with valuable confidential information belonging to the Company or its subsidiaries or its affiliates above and beyond any confidential information previously received by Executive and will associate Executive with the goodwill of the Company or its subsidiaries or its affiliates above and beyond any prior association of Executive with that goodwill. In return, Executive promises never to disclose or misuse such confidential information and never to misuse such goodwill.

(b)

Executive will not, during the Employment Term, directly or indirectly, as an Executive, employer, agent or manager, engage in or participate in any other business that is directly competitive with the Company’s business without written consent from the Board of Directors.

(c)

Executive will not, during the Employment Term and for a period of 2 months thereafter, directly or indirectly, work in the United States as an employee, employer, consultant, agent, manager, officer, or in any other individual or representative capacity for any person or entity who is competitive with the business of the Company.

(d)

Executive will not, during the Employment Term and for a period of 2 months thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, (i) solicit for employment or hire any person employed by the Company or any of its subsidiaries, or (ii) call on, solicit, or take away any person or entity who was a customer of the Company or any of its subsidiaries or affiliates during Executive’s employment with the Company, in either case for a business that is competitive with the business of the Company.

(e)

If Executive breaches any provision of Section 10 of this Agreement, the Company shall provide Notice to Executive, in accordance with Section 13, herein, and shall provide Executive with 60 days to cure (the “Cure Period”) any breach before proceeding with any and all remedies available at law or in equity.

(f)

It is expressly agreed by Executive that the nature and scope of each of the provisions set forth above are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Executive is determined by a court of competent jurisdiction to be unreasonable or unenforceable under applicable law, the provisions shall be modified to the extent required to make the provisions enforceable. Executive acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

11.

COMPANY PROPERTY.

(a)

Any patents, inventions, discoveries, applications, processes, models or financial statements designed, devised, planned, applied, created, discovered or invented by Executive during the Employment Term, regardless of when reduced to writing or practice, which pertain to any aspect of the Company’s or its subsidiaries’ or affiliates’ business as described above shall be the sole and absolute property of the Company, and Executive shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof.

(b)

All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company’s business which Executive shall prepare or receive from the Company shall remain the Company’s sole and exclusive property. Upon termination of this Agreement, Executive shall promptly return to the Company all property of the Company in his possession.

12.

CONSENT TO JURISDICTION AND VENUE. The Executive hereby consents and agrees that federal and state courts located in the State of Delaware shall have personal jurisdiction and proper venue with respect to any dispute between the Executive and the Company. In any dispute with the Company, the Executive will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

13.

NOTICE. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be deemed conclusively to have been given: (a) on the third business day following the day timely deposited with Federal Express (or other equivalent international courier), with the cost of delivery prepaid or for the account of the sender; (b) on the seventh business day following the day duly sent by certified or registered mail, postage prepaid; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

14.

INTERPRETATION; HEADINGS. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.

SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. Executive’s rights, powers, duties or obligations hereunder may be assigned by Executive in Executive’s sole discretion. This Agreement shall be binding upon and inure to the benefit of Executive and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed “the Company” for the purpose hereof.

16.

NO WAIVER BY ACTION. Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Executive’s conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Executive’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company’s right at a later time to enforce any such term or provision.

17.

COUNTERPARTS; GOVERNING LAW; AMENDMENTS; ENTIRE AGREEMENT; SURVIVAL OF TERMS. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of the Executive’s employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of Delaware (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto.

18.

ENTIRE AGREEMENT. The entire understanding and agreement between the Parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements and understandings between Executive and the Company and Dolce with respect to the relationship of Executive with the Company or its affiliates or subsidiaries.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above.

(“COMPANY”)

(“EXECUTIVE”)

VolitionRx Limited

/s/ Martin Faulkes

/s/ Cameron Reynolds

By: Martin Faulkes

By: Cameron Reynolds

Its: Chairman